OTCQX: DYNR WWW.DYNARESOURCE.COM

DynaResource Reports October Production Demonstrating Strong Month Over Month Metal Production Growth at the San Jose de Gracia Mine

All figures in United States Dollars (“USD”).

IRVING, TX / November 19, 2024 / DYNR-DynaResource, Inc. (OTCQX:DYNR) (“DynaResource”, or “the Company”) is pleased to announce the October 2024 operating results at its San Jose de Gracia Mine in Sinaloa, Mexico, highlighted by 2,626 ounces of gold production and an average of 826 tons per day.

October 2024 production highlights include:

•
2,626 ounces of gold production, up 26% from 2,092 in September 2024
•
Average grade of 4.17 g/t gold, up 11% month over month
•
25,596 tons milled, up 11% from Sept 2024
•
Average tons per day of 826, a 7.3% increase over the previous month

“Exiting the third quarter it was clear the operational changes the Company has been implementing at San Jose de Gracia are being reflected in strong results, notably the month over month production gains in October 2024,” stated Rohan Hazelton, President & CEO DynaResource. “The Company remains focused on the optimization program to increase profitability by way of cost cutting measures, improved grade control, increased access to working faces and improved utilization and productivity of current infrastructure. With the targeted full year 2024 production of 26,000-27,000 gold ounces we look forward to monthly updates for the remainder of 2024.”

Summary of key operational performance for the month and YTD is provided in the tables below:

Operating Metrics	Month	YTD
	Actual	Actual
Days Operating	31	305
Tons Milled	25,596	215,602
Grade Calculated	4.17	4.06
Recovery %	76.6%	76.5%
Gold produced (Oz)	2,626	21,528

Overview of October Operations

Plant and Mill

The plant has been operating at higher throughput levels since the installation of the new vibrating screen was completed in August 2024. October average mill throughput was 826 tons per day (“tpd”) with maximum rates achieved of 870-880 tpd. Metallurgical testing has also showed improvements in the month as new reagents were introduced resulting in an optimized flowsheet with average recoveries achieved of 76.6% and demonstrating the ability to deliver recoveries of 78.5-79.1%.

Mining

The team is focused on better understanding the potential of key areas in the underground mine, particularly in San Pablo South, through structural geology interpretations. Current production efforts on the 500 Level are yielding promising results, with an active ore drive showing high-grade gold potential. This work highlights the significant opportunity to further define and exploit high-grade zones in this area.

Looking ahead, the plan includes deeper and lateral drilling between the San Pablo and Tres Amigos veins to potentially extend the high-grade underground resource at San José de Gracia. Exploration efforts will also target the development of San Pablo South towards Mochomera, which has potential to connect with the historical, high-grade Palos Chinos and Purisima mines. These initiatives aim to build on both modern geological insights and historical mining data to maximize the resource potential of the property.

Year to Date Operating Results

Tons per Day 2024
900
800
700
600
500
400
300
200
100
-
470
784
774
703
768
729
684
568
770
826
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct

Production Tons and Gold Grade 2024
Tons per month
Au (g/t)
30,000
25,000
20,000
15,000
10,000
5,000
0
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
4.43
4.54
4.41
4.16
4.05
3.50
3.82
3.78
3.75
4.17
14,583
22,740
24,009
21,099
23,808
21,868
21,215
17,598
23,087
25,596
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct

About DynaResource
DynaResource is a junior gold mining producer trading on the OTCQX under the symbol “DYNR”. DynaResource is actively mining and expanding the historic San Jose de Gracia gold mining district in Sinaloa, Mexico.

On behalf of the Board of Directors of DynaResource, Inc.
Rohan Hazelton
President & CEO

For Information on DynaResource, Inc. please visit www.dynaresource.com, or contact:

Investor Relations:
Katherine Pryde, Investor Relations Manager
+1 972-869-9400
info@dynaresource.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This news release contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Certain information contained in this news release, including any information relating to future financial or operating performance may be deemed “forward-looking”. All statements in this news release, other than statements of historical fact, that address events or developments that DynaResource expects to occur, are “forward-looking information”. These statements relate to future events or future performance and reflect the Company’s expectations regarding the future growth, results of operations, business prospects and opportunities of DynaResource. These forward-looking statements reflect the Company’s current internal projections, expectations or beliefs and are based on information currently available to DynaResource. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Certain assumptions have been made regarding the Company’s plans at the San Jose de Gràcia property. Many of these assumptions are based on factors and events that are not within the control of DynaResource and there is no assurance they will prove to be correct. Such factors include, without limitation: capital requirements, fluctuations in the international currency markets and in the rates of exchange of the currencies of the United States and México; price volatility in the spot and forward markets for commodities; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries; changes in national and local governments in any country which DynaResource currently or may in the future carry on business; taxation; controls; regulations and political or economic developments in the countries in which DynaResource does or may carry on business; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits, diminishing quantities or grades of reserves; competition; loss of key employees; additional funding requirements; actual results of current exploration or reclamation activities; changes in project parameters as plans continue to be refined; accidents; labor disputes; defective title to mineral claims or property or contests over claims to mineral properties. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance, to cover these risks) as well as those risks referenced in the Annual Report for DynaResource available at www.sec.gov. Forward-looking information is not a guarantee of future performance and actual results, and future events could differ materially from those discussed in the forward-looking information. All of the forward-looking information contained in this news release is qualified by these cautionary statements. Although DynaResource believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. DynaResource expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise.